Exhibit 99.1

Joint Filer Agreement

The undersigned hereby agree and acknowledge that the statement containing the information required by Schedule 13G/A, to which this agreement is attached as an exhibit, is filed on behalf of each of them, and any amendments or supplements to the Schedule 13G/A shall also be filed on behalf of each of them.

November 14, 2024	Valor Sonder Holdings, LLC

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	Manager

Valor Management LLC

	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Partners IV L.P.

	By:	Valor Equity Associates IV L.P., its general partner
	By:	Valor Equity Capital IV LLC, its general partner
	By:	Valor Management L.P., its managing member
	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

Valor Equity Partners IV-A L.P.

	By:	Valor Equity Associates IV L.P., its general partner
	By:	Valor Equity Capital IV LLC, its general partner
	By:	Valor Management L.P., its managing member
	By:	/s/ Antonio J. Gracias
		Name:	Antonio J. Gracias
		Title:	CEO

CUSIP No. 83542D300	13G	Page 15 of 15 Pages

Valor Equity Partners IV-B L.P.

By:	Valor Equity Associates IV L.P., its general partner
By:	Valor Equity Capital IV LLC, its general partner
By:	Valor Management L.P., its managing member
By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Associates IV L.P.

By:	Valor Equity Capital IV LLC, its general partner
By:	Valor Management L.P., its managing member
By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Equity Capital IV LLC

By:	Valor Management L.P., its managing member
By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Management L.P.

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	CEO

Valor Funds Group LLC

By:	/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias
	Title:	Managing Member

/s/ Antonio J. Gracias
	Name:	Antonio J. Gracias